SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this 8-K:

99.1 Press briefing titled "Major Outcomes Studies Will Evaluate EZETROL™ Together With Statins In New Patient Populations, Including Patients With Chronic Kidney Disease"

Item 9. Regulation FD Disclosure

Exhibit 99.1 is a press briefing provided by Merck/Schering-Plough Pharmaceuticals , a joint venture between Merck & Co., Inc., and Schering-Plough Corporation, to non-U.S. press at a scientific conference describing certain outcomes studies that will evaluate EZETROL (ezetimibe). In the U.S. ezetimibe is marketed as ZETIA.

This 8-K and the press briefing in Exhibit 99.1 contain "forward-looking statements" relating to EZETROL, including certain studies to be conducted. The reader of this press release should understand that the extent that the EZETROL will be prescribed will be determined by market factors, and that the market viability of EZETROL is subject to substantial risks and uncertainties. In addition, the forward-looking statements may also be adversely affected by general market and economic factors, competitive product development, product availability, the extent of market acceptance of new products, current and future branded and generic competition, government regulations and legislation, existing and new manufacturing issues that may arise, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see Schering-Plough's SEC filings, including the 2002 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/ Thomas H. Kelly

Thomas H. Kelly

Vice President and Controller

Date: March 31, 2003

Exhibit Index

The following exhibits are filed with this 8-K:

99.1 Press briefing titled "Major Outcomes Studies Will Evaluate EZETROL™ Together With Statins In New Patient Populations, Including Patients With Chronic Kidney Disease"